Exhibit 99.1

News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
www.airproducts.com

Air Products Reports Fiscal 2021 Second Quarter GAAP EPS# of $2.13 and Adjusted EPS* of $2.08

Q2 FY21 (comparisons versus prior year):
•GAAP EPS of $2.13, down four percent; GAAP net income of $477 million, down three percent; and GAAP net income margin of 19.1 percent, down 300 basis points. These results include an estimated $0.10-$0.15 per share negative impact from COVID-19.
•Adjusted EPS* of $2.08, up two percent; adjusted EBITDA margin* of 37.3 percent, down 300 basis points. These results include an estimated $0.10-$0.15 per share negative impact from COVID-19.

Q2 FY21 Highlights
•Delivered base business excellence: Brought onstream sixth air separation unit in Chandler, Arizona and first cryogenic nitrogen plant in the Bayan Lepas Free Industrial Zone, Penang, Northern Malaysia to increase capacity to serve fast-growing electronics and other end-market demand

•Extended gasification leadership: Acquired remaining 50 percent equity stake in gasification technology joint venture from China Shenhua Coal to Liquid and Chemical Co. Ltd.

•Advanced the energy transition: Inaugurated state-of-the-art hydrogen fueling station for Ulsan City, South Korea, one of the three pilot cities in the country's hydrogen economy roadmap; hosted multi-city U.S. tours to demonstrate the benefits of fuel cell electric buses powered with Air Products’ hydrogen

•Continued sustainability commitments and growth: Signed long-term, virtual power purchase agreement in Poland; named Top Climate-Aligned Company on Barron’s 2021 Ranking of the Most Sustainable Companies in America

Major Project Updates
•Lu'An: Customer has requested start-up of the facility; commissioning is underway following the extended downtime
•Jazan: In final stages of project financing; barring unforeseen circumstances, expect to close during this fiscal year
Guidance
•Fiscal 2021 full-year adjusted EPS guidance* of $8.95 to $9.10, up seven to nine percent over prior year adjusted EPS*; fiscal 2021 third quarter adjusted EPS guidance* of $2.30 to $2.40, up 14 to 19 percent over prior year third quarter adjusted EPS*. This guidance does not include the Jazan transaction or the expected restart of the Lu’An facility.
•Expect fiscal year 2021 capital expenditures* of approximately $2.5 billion. This guidance does not include the Jazan transaction.

#Earnings per share is calculated and presented on a diluted basis from continuing operations and attributable to Air Products.
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*Certain results in this release, including in the highlights above, include references to non-GAAP financial measures on a consolidated, continuing operations basis and a segment basis. Additional information regarding these measures and a reconciliation of GAAP to non-GAAP historical results can be found below. In addition, as discussed below, it is not possible, without unreasonable efforts, to identify the timing or occurrence of events and transactions that could significantly impact future GAAP EPS or cash flow used for investing activities if they were to occur.

LEHIGH VALLEY, Pa. (May 10, 2021) - Air Products (NYSE:APD) today reported second quarter fiscal 2021 GAAP EPS from continuing operations of $2.13, down four percent; GAAP net income of $477 million, down three percent; and GAAP net income margin of 19.1 percent, down 300 basis points, each versus prior year. These results include an estimated $0.10 to $0.15 per share negative impact from COVID-19.

On a non-GAAP basis, adjusted EPS from continuing operations of $2.08 was up two percent; adjusted EBITDA* of $934 million was up five percent; and adjusted EBITDA margin of 37.3 percent was down 300 basis points, each versus prior year. These results include an estimated $0.10 to $0.15 per share negative impact from COVID-19. Non-GAAP adjusted EPS excludes a $0.12 gain on an exchange with a joint venture partner, partially offset by an $0.08 negative impact from a facility closure.

Second quarter sales of $2.5 billion increased thirteen percent due to seven percent higher energy cost pass-through, four percent favorable currency, and two percent higher pricing. Volumes were flat, as new plants, acquisitions and increased sale-of-equipment activities were offset by reduced contributions from the Lu'An gasification project in Asia ("Lu'An"), lower merchant demand from COVID-19, and the severe Winter Storm Uri that affected the U.S. Gulf Coast.

Commenting on the results, Air Products' Chairman, President and Chief Executive Officer Seifi Ghasemi said, "Despite ongoing challenges from COVID-19 globally and the severe winter storm in the U.S. Gulf Coast during the quarter, our talented, committed and dedicated team continued to work tirelessly, supporting our customers and successfully executing our megaprojects. Adjusted EPS improved over the prior year, we continued to improve pricing, and we again generated strong cash flow. Meanwhile, Air Products continues to lead with world-scale energy transition projects in gasification, carbon capture and carbon-free hydrogen."

Fiscal Second Quarter Results by Business Segment
•Industrial Gases - Americas sales of $1,056 million were up 13 percent over the prior year. Fifteen percent higher energy cost pass through, primarily driven by the winter storm; three percent higher pricing; and one percent favorable currency were partially offset by six percent lower volumes, primarily due to the impact of COVID-19 and the winter storm. Operating income of $263 million decreased two percent, due to lower volumes, partially offset by higher pricing. Operating margin of 24.9 percent decreased 380 basis points, driven by the higher energy cost pass-through, which negatively impacted margin by about 430 basis points. Adjusted EBITDA of $449 million increased six percent, as higher pricing, the acquisition of hydrogen assets and higher equity affiliates' income more than offset the lower volumes. Adjusted EBITDA margin of 42.5 percent decreased 310 basis points, driven by the higher energy cost pass-through, which negatively impacted margin by about 650 basis points.
Sequentially, sales increased 13 percent on 10 percent higher energy cost pass-through, two percent higher volumes, and one percent higher pricing.

•Industrial Gases - EMEA sales of $585 million increased 19 percent over the prior year on nine percent favorable currency; five percent higher volumes, driven primarily by acquisitions and higher onsite volumes, but partially offset by lower demand from COVID-19; three percent higher energy cost pass-through; and two percent higher pricing. Operating income of $140 million increased 12 percent, primarily due to higher pricing, higher volumes and favorable currency. Operating margin of 23.9 percent decreased 140 basis points. Adjusted EBITDA of $218 million increased 17 percent, primarily due to higher pricing and volumes, favorable currency, and equity affiliates' income. Adjusted EBITDA margin of 37.2 percent decreased 50 basis points.

Sequentially, sales increased four percent, as two percent favorable currency, two percent higher energy cost pass-through, and one percent higher pricing more than offset one percent lower volumes.

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•Industrial Gases - Asia sales of $698 million increased six percent from the prior year on seven percent favorable currency and one percent higher pricing, partially offset by two percent lower volumes. Higher merchant volumes and new plants partially offset reduced contributions from Lu'An. Operating income of $199 million decreased five percent and operating margin of 28.5 percent decreased 330 basis points, both primarily due to reduced contributions from Lu'An. Adjusted EBITDA of $324 million decreased one percent and adjusted EBITDA margin of 46.4 percent decreased 330 basis points, both primarily due to Lu'An.

Sequentially, sales decreased three percent, as one percent favorable currency was more than offset by four percent lower volumes, primarily due to the Lunar New Year impact.

Outlook
Air Products expects full-year fiscal 2021 adjusted EPS guidance of $8.95 to $9.10, up seven to nine percent over prior year adjusted EPS. For the fiscal 2021 third quarter, Air Products' adjusted EPS guidance is $2.30 to $2.40, up 14 to 19 percent over fiscal 2020 third quarter adjusted EPS. This guidance does not include the Jazan transaction or the expected restart of the Lu’An facility.
Air Products expects capital expenditures of approximately $2.5 billion for full-year fiscal 2021. This guidance does not include the Jazan transaction.
Management has provided adjusted EPS guidance on a continuing operations basis, which excludes the impact of certain items that we believe are not representative of our underlying business performance, such as the incurrence of additional costs for cost reduction actions and impairment charges, or the recognition of gains or losses on disclosed items. It is not possible, without unreasonable efforts, to predict the timing or occurrence of these events or the potential for other transactions that may impact future GAAP EPS or the effective tax rate. Furthermore, it is not possible to identify the potential significance of these events in advance, but any of these events, if they were to occur, could have a significant effect on our future GAAP EPS. Management therefore is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS and effective tax rate to a comparable GAAP range.

Earnings Teleconference
Access the Q2 earnings teleconference scheduled for 8:30 a.m. Eastern Time on May 10, 2021 by calling 323-794-2093 and entering passcode 6765127 or access the Event Details page on Air Products’ Investor Relations website.
About Air Products
Air Products (NYSE:APD) is a world-leading industrial gases company in operation for 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world's largest industrial gas projects, including: gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals; carbon capture projects; and world-scale carbon-free hydrogen projects supporting global transportation and the energy transition.

The Company had fiscal 2020 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of about $65 billion. More than 19,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.

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Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance, business outlook and investment opportunities. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including, without limitation: the duration and impacts of the novel coronavirus (“COVID-19”) global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers, economic conditions and markets generally; changes in global or regional economic conditions, supply and demand dynamics in market segments we serve, or in the financial markets that may affect the availability and terms on which we may obtain financing; risks associated with having extensive international operations, including political risks, risks associated with unanticipated government actions and risks of investing in developing markets; project delays, contract terminations, customer cancellations or postponement of projects and sales; future financial and operating performance of major customers and joint venture partners; our ability to develop, implement, and operate new technologies; our ability to execute the projects in our backlog; our ability to develop and operate large scale and technically complex projects, including gasification projects; tariffs, economic sanctions and regulatory activities in jurisdictions in which we and our affiliates and joint ventures operate; the impact of environmental, tax or other legislation, as well as regulations affecting our business and related compliance requirements, including legislation or regulations related to global climate change; changes in tax rates and other changes in tax law; the timing, impact and other uncertainties relating to acquisitions and divestitures, including our ability to integrate acquisitions and separate divested businesses, respectively; risks relating to cybersecurity incidents, including risks from the interruption, failure or compromise of our information systems; catastrophic events, such as natural disasters and extreme weather events, public health crises, acts of war, or terrorism; the impact on our business and customers of price fluctuations in oil and natural gas and disruptions in markets and the economy due to oil and natural gas price volatility; costs and outcomes of legal or regulatory proceedings and investigations; asset impairments due to economic conditions or specific events; significant fluctuations in interest rates and foreign currency exchange rates from those currently anticipated; damage to facilities, pipelines or delivery systems, including those we own or operate for third parties; availability and cost of raw materials; the success of productivity and operational improvement programs; and other risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs, or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.
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Media Inquiries:
Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com
Investor Inquiries:
Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Six Months Ended
	31 March		31 March
(Millions of dollars, except for share and per share data)	2021	2020	2021	2020
Sales	$2,502.0	$2,216.3	$4,877.2	$4,471.0
Cost of sales	1,745.5	1,460.1	3,377.9	2,946.7
Facility closure	23.2	—	23.2	—
Selling and administrative	210.3	201.7	413.0	403.4
Research and development	21.1	19.2	44.6	36.9
Gain on exchange with joint venture partner	36.8	—	36.8	—
Company headquarters relocation income (expense)	—	33.8	—	33.8
Other income (expense), net	9.8	8.1	32.3	20.4
Operating Income	548.5	577.2	1,087.6	1,138.2
Equity affiliates' income	69.8	88.2	139.1	146.4
Interest expense	36.1	19.3	72.8	38.0
Other non-operating income (expense), net	16.8	7.1	35.4	16.2
Income From Continuing Operations Before Taxes	599.0	653.2	1,189.3	1,262.8
Income tax provision	121.9	148.5	235.8	269.2
Income From Continuing Operations	477.1	504.7	953.5	993.6
Income (Loss) from discontinued operations, net of tax	—	(14.3)	10.3	(14.3)
Net Income	477.1	490.4	963.8	979.3
Net income attributable to noncontrolling interests of continuing operations	4.0	12.6	8.7	25.9
Net Income Attributable to Air Products	$473.1	$477.8	$955.1	$953.4

Net Income Attributable to Air Products
Net income from continuing operations	$473.1	$492.1	$944.8	$967.7
Net income (loss) from discontinued operations	—	(14.3)	10.3	(14.3)
Net Income Attributable to Air Products	$473.1	$477.8	$955.1	$953.4

Per Share Data*
Basic EPS from continuing operations	$2.13	$2.22	$4.26	$4.38
Basic EPS from discontinued operations	—	(0.06)	0.05	(0.06)
Basic EPS Attributable to Air Products	$2.13	$2.16	$4.31	$4.31
Diluted EPS from continuing operations	$2.13	$2.21	$4.25	$4.36
Diluted EPS from discontinued operations	—	(0.06)	0.05	(0.06)
Diluted EPS Attributable to Air Products	$2.13	$2.15	$4.29	$4.29

Weighted Average Common Shares (in millions)
Basic	221.6	221.2	221.6	221.0
Diluted	222.5	222.3	222.5	222.2
*Earnings per share ("EPS") is calculated independently for each component and may not sum to total EPS due to rounding.
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	31 March	30 September
(Millions of dollars)	2021	2020
Assets
Current Assets
Cash and cash items	$5,786.3	$5,253.0
Short-term investments	409.2	1,104.9
Trade receivables, net	1,388.9	1,274.8
Inventories	430.3	404.8
Prepaid expenses	206.8	164.5
Other receivables and current assets	545.1	482.9
Total Current Assets	8,766.6	8,684.9
Investment in net assets of and advances to equity affiliates	1,538.2	1,432.2
Plant and equipment, at cost	26,438.5	25,176.2
Less: accumulated depreciation	13,810.2	13,211.5
Plant and equipment, net	12,628.3	11,964.7
Goodwill, net	914.7	891.5
Intangible assets, net	449.1	435.8
Noncurrent lease receivables	789.2	816.3
Other noncurrent assets	1,072.8	943.1
Total Noncurrent Assets	17,392.3	16,483.6
Total Assets	$26,158.9	$25,168.5
Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$2,042.2	$1,833.2
Accrued income taxes	86.7	105.8
Short-term borrowings	15.4	7.7
Current portion of long-term debt	873.1	470.0
Total Current Liabilities	3,017.4	2,416.7
Long-term debt	6,804.6	7,132.9
Long-term debt – related party	311.3	297.2
Other noncurrent liabilities	1,840.0	1,916.0
Deferred income taxes	1,050.8	962.6
Total Noncurrent Liabilities	10,006.7	10,308.7
Total Liabilities	13,024.1	12,725.4
Air Products Shareholders’ Equity	12,726.2	12,079.8
Noncontrolling Interests	408.6	363.3
Total Equity	13,134.8	12,443.1
Total Liabilities and Equity	$26,158.9	$25,168.5
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	31 March
(Millions of dollars)	2021	2020
Operating Activities
Net income	$963.8	$979.3
Less: Net income attributable to noncontrolling interest of continuing operations	8.7	25.9
Net income attributable to Air Products	955.1	953.4
(Income) Loss from discontinued operations	(10.3)	14.3
Income from continuing operations attributable to Air Products	944.8	967.7
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	653.0	583.9
Deferred income taxes	76.1	55.0
Facility closure	23.2	—
Undistributed earnings of equity method investments	(58.7)	(101.6)
Gain on sale of assets and investments	(26.2)	(40.5)
Share-based compensation	22.4	26.9
Noncurrent lease receivables	43.4	47.1
Other adjustments	(6.5)	54.0
Working capital changes that provided (used) cash, excluding effects of acquisitions:
Trade receivables	(74.8)	(111.9)
Inventories	(25.4)	(16.5)
Other receivables	15.7	(0.7)
Payables and accrued liabilities	135.7	(111.8)
Other working capital	(142.4)	(113.1)
Cash Provided by Operating Activities	1,580.3	1,238.5
Investing Activities
Additions to plant and equipment, including long-term deposits	(1,227.8)	(930.6)
Investment in and advances to unconsolidated affiliates	(69.8)	(22.7)
Proceeds from sale of assets and investments	14.8	68.0
Purchases of investments	(569.0)	—
Proceeds from investments	1,265.5	177.0
Other investing activities	3.1	1.9
Cash Used for Investing Activities	(583.2)	(706.4)
Financing Activities
Long-term debt proceeds	92.8	—
Payments on long-term debt	(15.9)	(3.4)
Net increase (decrease) in commercial paper and short-term borrowings	33.6	(33.3)
Dividends paid to shareholders	(592.7)	(511.7)
Proceeds from stock option exercises	4.7	20.2
Other financing activities	(25.7)	(9.6)
Cash Used for Financing Activities	(503.2)	(537.8)
Discontinued Operations
Cash provided by operating activities	6.7	—
Cash provided by investing activities	—	—
Cash provided by financing activities	—	—
Cash Provided by Discontinued Operations	6.7	—
Effect of Exchange Rate Changes on Cash	32.7	(22.9)
Increase (Decrease) in cash and cash items	533.3	(28.6)
Cash and Cash items - Beginning of Year	5,253.0	2,248.7
Cash and Cash items - End of Period	$5,786.3	$2,220.1
Supplemental Cash Flow Information
Cash paid for taxes (net of refunds)	$230.5	$253.5
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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)

(Millions of dollars)	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Total
Three Months Ended 31 March 2021
Sales	$1,056.1	$584.6	$697.5	$97.9	$65.9	$2,502.0
Operating income (loss)	263.4	139.6	198.5	(26.1)	(40.5)	534.9	(A)
Depreciation and amortization	153.3	57.6	109.7	2.6	6.1	329.3
Equity affiliates' income	32.3	20.3	15.5	1.7	—	69.8	(A)
Three Months Ended 31 March 2020
Sales	$932.4	$492.7	$658.1	$79.3	$53.8	$2,216.3
Operating income (loss)	268.0	124.6	209.1	(19.8)	(38.5)	543.4	(A)
Depreciation and amortization	135.5	47.6	104.1	2.4	5.1	294.7
Equity affiliates' income	21.6	13.5	13.8	5.5	—	54.4	(A)

	Industrial Gases – Americas	Industrial Gases – EMEA	Industrial Gases – Asia	Industrial Gases – Global	Corporate and other	Total
Six Months Ended 31 March 2021
Sales	$1,989.1	$1,147.6	$1,415.0	$202.4	$123.1	$4,877.2
Operating income (loss)	489.2	281.1	413.3	(30.7)	(78.9)	1,074.0	(A)
Depreciation and amortization	305.1	113.0	217.6	5.2	12.1	653.0
Equity affiliates' income	54.6	45.3	35.4	3.8	—	139.1	(A)
Six Months Ended 31 March 2020
Sales	$1,868.6	$991.4	$1,350.9	$171.9	$88.2	$4,471.0
Operating income (loss)	525.2	245.1	437.6	(16.2)	(87.3)	1,104.4	(A)
Depreciation and amortization	267.3	96.0	205.7	4.8	10.1	583.9
Equity affiliates' income	42.2	32.8	30.7	6.9	—	112.6	(A)

Total Assets
31 March 2021	$6,916.3	$4,176.4	$7,279.9	$451.8	$7,334.5	$26,158.9
30 September 2020	6,610.1	3,917.0	6,842.9	397.8	7,400.7	25,168.5
(A)Refer to the Reconciliations to Consolidated Results section below.

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Reconciliations to Consolidated Results
The table below reconciles total operating income disclosed in the table above to consolidated operating income as reflected on our consolidated income statements:

	Three Months Ended		Six Months Ended
	31 March		31 March
Operating Income	2021	2020	2021	2020
Total	$534.9	$543.4	$1,074.0	$1,104.4
Facility closure	(23.2)	—	(23.2)	—
Gain on exchange with joint venture partner	36.8	—	36.8	—
Company headquarters relocation income (expense)	—	33.8	—	33.8
Consolidated Operating Income	$548.5	$577.2	$1,087.6	$1,138.2

The table below reconciles total equity affiliates' income disclosed in the table above to consolidated equity affiliates' income as reflected on our consolidated income statements:

	Three Months Ended		Six Months Ended
	31 March		31 March
Equity Affiliates' Income	2021	2020	2021	2020
Total	$69.8	$54.4	$139.1	$112.6
India Finance Act 2020	—	33.8	—	33.8
Consolidated Equity Affiliates' Income	$69.8	$88.2	$139.1	$146.4
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RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Millions of dollars unless otherwise indicated, except for per share data)
We present certain financial measures, other than in accordance with U.S. generally accepted accounting principles ("GAAP"), on an "adjusted" or "non-GAAP" basis. On a consolidated basis, these measures include adjusted diluted earnings per share ("EPS"), adjusted EBITDA, adjusted EBITDA margin, adjusted effective tax rate, and capital expenditures. On a segment basis, these measures include adjusted EBITDA and adjusted EBITDA margin. In addition to these measures, we also present certain supplemental non-GAAP financial measures to help the reader understand the impact that certain disclosed items, or "non-GAAP adjustments," have on the calculation of our adjusted diluted EPS. For each non-GAAP financial measure, we present a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP.
Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable measure calculated in accordance with GAAP. We believe these non-GAAP financial measures provide investors, potential investors, securities analysts, and others with useful information to evaluate the performance of our business because such measures, when viewed together with financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance and projected future results.
In many cases, non-GAAP financial measures are determined by adjusting the most directly comparable GAAP measure to exclude non-GAAP adjustments that we believe are not representative of our underlying business performance. For example, we previously excluded certain expenses associated with cost reduction actions, impairment charges, and gains on disclosed transactions. The reader should be aware that we may recognize similar losses or gains in the future. Readers should also consider the limitations associated with these non-GAAP financial measures, including the potential lack of comparability of these measures from one company to another.
When applicable, the tax impact on our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax impact of our non-GAAP adjustments. These tax impacts are primarily driven by the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.
NON-GAAP ADJUSTMENTS
Our non-GAAP adjustments for the three and six months ended 31 March 2021 are detailed below. For information related to non-GAAP adjustments for the three and six months ended 31 March 2020, refer to Exhibit 99.1 to our Current Report on Form 8-K dated 23 April 2020.
Facility Closure
During the second quarter of fiscal year 2021, we recorded a charge of $23.2 ($17.4 after-tax, or $0.08 per share) primarily for a noncash write-down of assets associated with a contract termination in the Industrial Gases – Americas segment. This charge is reflected as "Facility closure" on our consolidated income statements for the three and six months ended 31 March 2021 and was not recorded in segment results.
Gain On Exchange With Joint Venture Partner
As of 30 September 2020, we held a 50% ownership interest in Tyczka Industrie-Gases GmbH ("TIG"), a joint venture in Germany with the Tyczka Group that is primarily a merchant gases business. We accounted for this arrangement as an equity method investment in our Industrial Gases – EMEA segment.
Effective 23 February 2021 (the "acquisition date"), we agreed with our joint venture partner to separate TIG into two separate businesses. On the acquisition date, we acquired a portion of the business on a 100% basis, and our partner paid us $10.8 to acquire the rest of the business. The exchange resulted in a gain of $36.8 ($27.3 after-tax, or $0.12 per share), which is reflected as “Gain on exchange with joint venture partner” on our consolidated income statements for the three and six months ended 31 March 2021. The gain included $12.7 from the revaluation of our previously held equity interest in the portion of the business that we retained and $24.1 from the sale of our equity interest in the remaining business. The gain was not recorded in segment results.
We accounted for the acquisition as a business combination within our Industrial Gases – EMEA segment. The results of this business did not materially impact our consolidated income statements for the periods presented.
Discontinued Operations
During the first quarter of fiscal year 2021, we recorded net income from discontinued operations of $10.3 ($0.05 per share), primarily from the settlement of a state tax appeal related to the gain on the sale of our former Performance Materials Division in fiscal year 2017.
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ADJUSTED DILUTED EPS
The table below provides a reconciliation to the most directly comparable GAAP measure for each of the major components used to calculate adjusted diluted EPS from continuing operations, which we view as a key performance metric. In periods that we have non-GAAP adjustments, we believe it is important for the reader to understand the per share impact of each such adjustment because management does not consider these impacts when evaluating underlying business performance. The per share impact for each non-GAAP adjustment was calculated independently and may not sum to total adjusted diluted EPS due to rounding.

	Three Months Ended 31 March
Q2 2021 vs. Q2 2020	Operating Income	Equity Affiliates' Income	Income Tax Provision	Net Income Attributable to Air Products	Diluted EPS
2021 GAAP	$548.5	$69.8	$121.9	$473.1	$2.13
2020 GAAP	577.2	88.2	148.5	492.1	2.21
Change GAAP					($0.08)
% Change GAAP					(4%)

2021 GAAP	$548.5	$69.8	$121.9	$473.1	$2.13
Facility closure	23.2	—	5.8	17.4	0.08
Gain on exchange with joint venture partner	(36.8)	—	(9.5)	(27.3)	(0.12)
2021 Non-GAAP ("Adjusted")	$534.9	$69.8	$118.2	$463.2	$2.08

2020 GAAP	$577.2	$88.2	$148.5	$492.1	$2.21
Company headquarters relocation (income) expense	(33.8)	—	(8.2)	(25.6)	(0.12)
India Finance Act 2020	—	(33.8)	(20.3)	(13.5)	(0.06)
2020 Non-GAAP ("Adjusted")	$543.4	$54.4	$120.0	$453.0	$2.04
Change Non-GAAP ("Adjusted")					$0.04
% Change Non-GAAP ("Adjusted")					2%

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ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
We define adjusted EBITDA as net income less income (loss) from discontinued operations, net of tax, and excluding non-GAAP adjustments, which we do not believe to be indicative of underlying business trends, before interest expense, other non-operating income (expense), net, income tax provision, and depreciation and amortization expense. Adjusted EBITDA and adjusted EBITDA margin provide useful metrics for management to assess operating performance. Margins are calculated independently for each period by dividing each line item by consolidated sales for the respective period and may not sum to total margin due to rounding.
The tables below present consolidated sales and a reconciliation of net income on a GAAP basis to adjusted EBITDA and net income margin on a GAAP basis to adjusted EBITDA margin:

	Q1		Q2		Q3		Q4		Q2 YTD Total
2021	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Sales	$2,375.2		$2,502.0						$4,877.2

Net income and Net income margin	$486.7	20.5%	$477.1	19.1%					$963.8	19.8%
Less: Income from discontinued operations, net of tax	10.3	0.4%	—	—%					10.3	0.2%
Add: Interest expense	36.7	1.5%	36.1	1.4%					72.8	1.5%
Less: Other non-operating income (expense), net	18.6	0.8%	16.8	0.7%					35.4	0.7%
Add: Income tax provision	113.9	4.8%	121.9	4.9%					235.8	4.8%
Add: Depreciation and amortization	323.7	13.6%	329.3	13.2%					653.0	13.4%
Add: Facility closure	—	—%	23.2	0.9%					23.2	0.5%
Less: Gain on exchange with joint venture partner	—	—%	36.8	1.5%					36.8	0.8%
Adjusted EBITDA and Adjusted EBITDA margin	$932.1	39.2%	$934.0	37.3%					$1,866.1	38.3%

	Q1		Q2		Q3		Q4		Q2 YTD Total
2020	$	Margin	$	Margin	$	Margin	$	Margin	$	Margin
Sales	$2,254.7		$2,216.3		$2,065.2		$2,320.1		$4,471.0

Net income and Net income margin	$488.9	21.7%	$490.4	22.1%	$457.1	22.1%	$494.7	21.3%	$979.3	21.9%
Less: Loss from discontinued operations, net of tax	—	—%	(14.3)	(0.6%)	—	—%	—	—%	(14.3)	(0.3%)
Add: Interest expense	18.7	0.8%	19.3	0.9%	32.1	1.6%	39.2	1.7%	38.0	0.9%
Less: Other non-operating income (expense), net	9.1	0.4%	7.1	0.3%	8.1	0.4%	6.4	0.3%	16.2	0.4%
Add: Income tax provision	120.7	5.4%	148.5	6.7%	109.3	5.3%	99.9	4.3%	269.2	6.0%
Add: Depreciation and amortization	289.2	12.8%	294.7	13.3%	290.6	14.1%	310.5	13.4%	583.9	13.1%
Less: Company headquarters relocation income (expense)	—	—%	33.8	1.5%	—	—%	—	—%	33.8	0.8%
Less: India Finance Act 2020 - equity affiliate income impact	—	—%	33.8	1.5%	—	—%	—	—%	33.8	0.8%
Adjusted EBITDA and Adjusted EBITDA margin	$908.4	40.3%	$892.5	40.3%	$881.0	42.7%	$937.9	40.4%	$1,800.9	40.3%

2021 vs. 2020	Q1		Q2						Q2 YTD Total
Change GAAP
Net income $ change	($2.2)		($13.3)						($15.5)
Net income % change	—%		(3%)						(2%)
Net income margin change	(120) bp		(300) bp						(210) bp
Change Non-GAAP
Adjusted EBITDA $ change	$23.7		$41.5						$65.2
Adjusted EBITDA % change	3%		5%						4%
Adjusted EBITDA margin change	(110) bp		(300) bp						(200) bp

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The tables below present sales and a reconciliation of operating income and operating margin to adjusted EBITDA and adjusted EBITDA margin for each of our regional industrial gases segments for the three months ended 31 March 2021 and 2020:

Sales	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia
Q2 2021	$1,056.1		$584.6		$697.5
Q2 2020	932.4		492.7		658.1

	Industrial Gases– Americas		Industrial Gases– EMEA		Industrial Gases– Asia
Q2 2021 GAAP
Operating income	$263.4		$139.6		$198.5
Operating margin	24.9%		23.9%		28.5%
Q2 2020 GAAP
Operating income	$268.0		$124.6		$209.1
Operating margin	28.7%		25.3%		31.8%
Q2 2021 vs. Q2 2020 Change GAAP
Operating income $ change	($4.6)		$15.0		($10.6)
Operating income % change	(2%)		12%		(5%)
Operating margin change	(380)	bp	(140)	bp	(330)	bp

Q2 2021 Non-GAAP
Operating income	$263.4		$139.6		$198.5
Add: Depreciation and amortization	153.3		57.6		109.7
Add: Equity affiliates' income	32.3		20.3		15.5
Adjusted EBITDA	$449.0		$217.5		$323.7
Adjusted EBITDA margin	42.5%		37.2%		46.4%
Q2 2020 Non-GAAP
Operating income	$268.0		$124.6		$209.1
Add: Depreciation and amortization	135.5		47.6		104.1
Add: Equity affiliates' income	21.6		13.5		13.8
Adjusted EBITDA	$425.1		$185.7		$327.0
Adjusted EBITDA margin	45.6%		37.7%		49.7%
Q2 2021 vs. Q2 2020 Change Non-GAAP
Adjusted EBITDA $ change	$23.9		$31.8		($3.3)
Adjusted EBITDA % change	6%		17%		(1%)
Adjusted EBITDA margin change	(310)	bp	(50)	bp	(330)	bp

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ADJUSTED EFFECTIVE TAX RATE
The effective tax rate equals the income tax provision divided by income from continuing operations before taxes.
The tax impact of our pre-tax non-GAAP adjustments reflects the expected current and deferred income tax expense associated with each adjustment and is primarily dependent upon the statutory tax rate of the various relevant jurisdictions and the taxability of the adjustments in those jurisdictions.

	Three Months Ended 31 March
	2021	2020
Income Tax Provision	$121.9	$148.5
Income From Continuing Operations Before Taxes	$599.0	$653.2
Effective Tax Rate	20.4%	22.7%

Income Tax Provision	$121.9	$148.5
Facility closure	5.8	—
Gain on exchange with joint venture partner	(9.5)	—
Company headquarters relocation	—	(8.2)
India Finance Act 2020	—	(20.3)
Adjusted Income Tax Provision	$118.2	$120.0

Income From Continuing Operations Before Taxes	$599.0	$653.2
Facility closure	23.2	—
Gain on exchange with joint venture partner	(36.8)	—
Company headquarters relocation (income) expense	—	(33.8)
India Finance Act 2020 - equity affiliate income impact	—	(33.8)
Adjusted Income From Continuing Operations Before Taxes	$585.4	$585.6
Adjusted Effective Tax Rate	20.2%	20.5%

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CAPITAL EXPENDITURES
We define capital expenditures as cash flows for additions to plant and equipment, acquisitions (less cash acquired), and investment in and advances to unconsolidated affiliates. A reconciliation of cash used for investing activities to our reported capital expenditures is provided below:

	Six Months Ended
	31 March
	2021	2020
Cash used for investing activities	$583.2	$706.4
Proceeds from sale of assets and investments	14.8	68.0
Purchases of investments	(569.0)	—
Proceeds from investments	1,265.5	177.0
Other investing activities	3.1	1.9
Capital expenditures	$1,297.6	$953.3

The components of our capital expenditures are detailed in the table below:

	Six Months Ended
	31 March
	2021	2020
Additions to plant and equipment	$1,227.8	$930.6
Acquisitions, less cash acquired	—	—
Investment in and advances to unconsolidated affiliates	69.8	22.7
Capital expenditures	$1,297.6	$953.3

We expect capital expenditures for fiscal year 2021 to be approximately $2.5 billion. This guidance does not include the Jazan transaction.
It is not possible, without unreasonable efforts, to reconcile our forecasted capital expenditures to future cash used for investing activities because we are unable to identify the timing or occurrence of our future investment activity, which is driven by our assessment of competing opportunities at the time we enter into transactions. These decisions, either individually or in the aggregate, could have a significant effect on our cash used for investing activities.

OUTLOOK
The guidance provided below does not include the Jazan transaction or the expected restart of the Lu'An facility. This guidance is provided on an adjusted continuing operations basis and is compared to adjusted historical diluted EPS. These adjusted measures exclude the impact of certain items that we believe are not representative of our underlying business performance, such as the incurrence of additional costs for cost reduction actions and impairment charges, or the recognition of gains or losses on disclosed items. It is not possible, without unreasonable efforts, to identify the timing or occurrence of these events or the potential for other transactions that may impact future GAAP EPS. Furthermore, it is not possible to identify the potential significance of these events in advance, but any of these events, if they were to occur, could have a significant effect on our future GAAP EPS. Accordingly, management is unable to reconcile, without unreasonable effort, the Company’s forecasted range of adjusted EPS on a continuing operations basis to a comparable GAAP range. The per share impact for each non-GAAP adjustment was calculated independently and may not sum to total adjusted diluted EPS due to rounding.

	Diluted EPS
	Q3	Full Year
2020 Diluted EPS	$2.01	$8.55
Company headquarters relocation (income) expense	—	(0.12)
India Finance Act 2020	—	(0.06)
2020 Adjusted Diluted EPS	$2.01	$8.38
2021 Adjusted Diluted EPS Outlook	2.30–2.40	8.95–9.10
Change	0.29–0.39	0.57–0.72
% Change	14%–19%	7%–9%